United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2025

Neuphoria Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction of Incorporation)

001-41157	99-3845449
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Dr, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 439-5551

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NEUP	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement:

As previously announced on December 16, 2022 in a Current Report on Form 6-K filed by Bionomics Ltd. (now known as Neuphoria Therapeutics Inc., or the “Company”), the Company had appointed Spyridon “Spyros” Papapetropoulos, M.D. as President and Chief Executive Officer (“CEO”) pursuant to the terms of that certain Employment Agreement effective January 5, 2023 (“Employment Agreement”), and as a director to the Company’s board.

Effective December 31, 2025, Mr. Papapetropoulos will cease to serve as the full-time President and CEO of the Company and his Employment Agreement shall have terminated on such date; however, he will remain as a member of the Company’s Board of Directors. Pursuant to the terms of the Employment Agreement, Mr. Papapetropoulos is entitled to severance payment in an aggregate amount equal to his annual base salary, target bonus amount, and medical insurance premiums, which shall be paid in an amount equal to 50% of such gross severance in calendar year 2025, and the balance of such severance to be paid in partial installments in 2026 until fully paid in full, subject to and in accordance with the Company’s regular payroll, withholding practices and applicable law. Except as required by applicable law, Mr. Papapetropoulos’ participation in, coverage by, and entitlement to all compensation, fringe benefits, and employee benefits programs of the Company terminate immediately; however, as a continuing service provider and director, Mr. Papapetropoulos will continue to have rights in and to outstanding stock options, which shall continue to vest and be exercisable under the terms of the equity incentive plan.

Simultaneously and in connection with the termination of the Employment Agreement, Mr. Papapetropoulos entered into a Consulting Agreement with the Company (the “Consulting Agreement”) effective January 1, 2026, under which Mr. Papapetropoulos will serve as the interim CEO to the Company for up to twelve months to support the execution of the Company’s contemplated strategic transaction and ensure a seamless transition. Under the terms of the Consulting Agreement, Mr. Papapetropoulos will receive consulting fees equal to $800 per hour for services up to approximately 40 hours per month for his continued services, which aggregate hours shall not exceed more than twenty percent of the total hours performed while acting as the full-time CEO of the Company. The Consulting Agreement shall automatically terminate upon the earlier of twelve months from entry or the consummation of a strategic merger, change of control or similar transaction by the Company.

Item 1.02: Termination of a Material Definitive Agreement:

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, effective January 1, 2026, between the Company and Mr. Papapetropoulos
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUPHORIA THERAPEUTICS INC.

	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos
Chief Executive Officer

Date: January 7, 2025

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